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Ford Motor Company Commences Cash Tender Offers for Outstanding Debt Securities

DEARBORN, Mich., November 4, 2021 – Ford Motor Company ("Ford" or the "Company") announced today that it has commenced cash tender offers (each, a "Tender Offer" and collectively, the "Tender Offers") to purchase its outstanding 9.000% Securities due April 2025, 9.625% Securities due April 2030, 7.45% GlobLS due July 2031, 9.980% Debentures due February 2047, 8.900% Debentures due January 2032, 8.500% Securities due April 2023, 7.500% Debentures due August 2026, 7.125% Debentures due November 2025, 6.625% Debentures due October 2028 and 6.375% Debentures due February 2029 (collectively, the "Securities") in the order of priority set forth in the table below (the "Acceptance Priority Level"), subject to the Aggregate Tender Cap (as defined below).

The Company will only accept for purchase Securities in the Tender Offers up to an aggregate principal amount of all series of Securities that does not exceed $5.0 billion (the "Aggregate Tender Cap").The terms and conditions of the Tender Offers are described in an Offer to Purchase dated November 4, 2021 (as it may be amended or supplemented from time to time, the "Offer to Purchase").

The following table sets forth certain terms of the Tender Offers:

Title of Security(1)(2)	CUSIP No.	Principal Amount Outstanding	Acceptance Priority Level	U.S. Treasury Reference Security	Bloomberg Reference Page	Fixed Spread	Early Tender Payment (3)(4)	Hypothetical Total Consideration (2)(3)(4)(5)
9.000% Securities due April 2025*	345370CW8	$3,500,000,000	1	1.125% UST due 10/31/2026	FIT1	+80 bps	$50	$1,225.84
9.625% Securities due April 2030*	345370CX6	$1,000,000,000	2	1.25% UST due 8/15/2031	FIT1	+140 bps	$50	$1,478.02
7.45% GlobLS due July 2031	345370CA6	$1,793,531,000	3	1.25% UST due 8/15/2031	FIT1	+145 bps	$50	$1,366.78
9.980% Debentures due February 2047	345370BW9	$181,167,000	4	2.375% UST due 5/15/2051	FIT1	+300 bps	$50	$1,708.71
8.900% Debentures due January 2032	345370BV1	$151,302,000	5	1.25% UST due 8/15/2031	FIT1	+190 bps	$50	$1,459.31
8.500% Securities due April 2023	345370CV0	$3,500,000,000	6	0.25% UST due 4/15/2023	FIT4	+50 bps	$50	$1,107.92

7.500% Debentures due August 2026	345370BP4	$193,373,000	7	1.125% UST due 10/31/2026	FIT1	+120 bps	$50	$1,226.61
7.125% Debentures due November 2025	345370BN9	$208,646,000	8	1.125% UST due 10/31/2026	FIT1	+105 bps	$50	$1,186.00
6.625% Debentures due October 2028	345370BY5	$637,803,000	9	1.25% UST due 8/15/2031	FIT1	+135 bps	$50	$1,227.60
6.375% Debentures due February 2029	345370BZ2	$260,471,000	10	1.25% UST due 8/15/2031	FIT1	+155 bps	$50	$1,207.04

(1) The 7.45% GlobLS due July 2031, 6.625% Debentures due October 2028 and 6.375% Debentures due February 2029 are listed on the Luxembourg Exchange and on the Singapore Exchange. The remaining series of Securities are not listed on any securities exchange.

(2) In the case of the 9.000% Notes due April 2025 and the 9.625% Notes due 2030, the Total Consideration will be determined taking into account the applicable par call date for such series of Securities.

(3) Per $1,000 principal amount.

(4) The Total Consideration for Securities validly tendered prior to or at the Early Tender Date and accepted for purchase is calculated using the applicable Fixed Spread and is inclusive of the Early Tender Payment.

(5) Hypothetical Total Consideration calculated on the basis of pricing for the applicable U.S. Treasury Reference Security as of 4:00 p.m, New York City time, on November 3, 2021. Hypothetical Total Consideration calculation assumes Early Settlement Date of November 22, 2021. The actual Total Consideration payable pursuant to the Tender Offers will be calculated and determined as set forth in the Offer to Purchase.

* Denotes a series of Securities for which the calculation of the applicable Total Consideration will be performed using the present value of such Securities determined at the Price Determination Date as if the principal amount of such Securities had been due on the applicable par call date.

The Tender Offers will expire at 11:59 p.m., New York City time, on December 3, 2021 (such date and time, as it may be extended, the "Expiration Date"). No tenders will be valid if submitted after the Expiration Date. Tendered Securities may be withdrawn from the Tender Offers at or prior to, but not after, 5:00 p.m., New York City time, on November 18, 2021 (such date and time, as it may be extended, the "Withdrawal Deadline"). Holders must validly tender their Securities prior to or at 5:00 p.m., New York City time, on November 18, 2021 (such date and time, as it may be extended with respect to a Tender Offer, the "Early Tender Date"), to be eligible to receive the applicable Total Consideration (as defined below), plus accrued interest. Holders of Securities who tender their Securities after the Withdrawal Deadline, but prior to the applicable Expiration Date, will be eligible to receive only the applicable late tender offer consideration, which is equal to the applicable Total Consideration, *minus* the Early Tender Payment (as defined below), plus accrued interest.

The Securities accepted for payment on the Early Tender Date or the Expiration Date, as applicable, will be accepted based on the Acceptance Priority Levels (with 1 being the highest Acceptance Priority Level and 10 being the lowest Acceptance Priority Level), as set forth in the table above. All Securities validly tendered at or prior to the Early Tender Date having a higher Acceptance Priority Level will be accepted before any Securities validly tendered at or prior to the Early Tender Date having a lower Acceptance Priority Level are accepted in the Tender Offers, and all Securities validly tendered after the Early Tender Date having a higher Acceptance Priority Level will be accepted before any Securities validly tendered after the Early Tender Date having a lower Acceptance Priority Level are accepted in the Tender Offers. However, Securities validly tendered at or prior to the Early Tender Date will be accepted for purchase in

For news releases, related materials and high-resolution photos and video, visit www.media.ford.com.

For news releases, related materials and high-resolution photos and video, visit www.media.ford.com. priority to other Securities validly tendered after the Early Tender Date, even if such Securities validly tendered after the Early Tender Date have a higher Acceptance Priority Level than Securities validly tendered at or prior to the Early Tender Date. Subject to applicable law, the Company may increase or decrease the Aggregate Tender Cap at any time without extending the applicable Withdrawal Deadline or extending withdrawal rights. The applicable consideration (the “Total Consideration”) offered for the Securities will be a price per $1,000 principal amount of each series of Securities validly tendered and accepted for purchase pursuant to the applicable Tender Offer equal to an amount that would reflect, as of the date of purchase, a yield to the maturity date or the par call date, as applicable, determined by reference to the applicable fixed spread for such Securities (the “Fixed Spread”) specified in the table above plus the applicable yield (the “Reference Yield”) based on the bid-side price of the applicable U.S. Treasury Reference Security specified in the table above (as applicable to each series of Securities, the “Reference Security”) as quoted at 10:00 a.m., New York City time, on November 19, 2021 (unless the Early Tender Date is extended), pursuant to the terms set forth in the Offer to Purchase. Holders of any Securities that are validly tendered prior to or at the applicable Early Tender Date and that are accepted for purchase will receive the applicable Total Consideration. The Total Consideration, as calculated using the Fixed Spread for each series of Securities set forth in the table above, is inclusive of the Early Tender Payment. Holders of any Securities that are validly tendered after the applicable Early Tender Date but prior to or at the applicable Expiration Date and that are accepted for purchase will receive the applicable Total Consideration minus an amount in cash (the “Early Tender Payment”) equal to the applicable amount set forth in the table above. In addition to the Tender Offer Consideration or the Total Consideration, as applicable, all Holders of Securities accepted for purchase pursuant to the Tender Offers will, on the Final Settlement Date (or the Early Settlement Date, if applicable) (each as defined below), also receive accrued and unpaid interest on the Securities from the last interest payment date to, but not including, the Final Settlement Date (or the Early Settlement Date, if applicable). The Company reserves the right, in its sole discretion, at any point following the Early Tender Date and prior to the Expiration Date, to accept for purchase any Securities validly tendered (and not validly withdrawn) at or prior to the Early Tender Date (the date of such acceptance and purchase, the “Early Settlement Date”). The Early Settlement Date is currently expected to be November 22, 2021, assuming the conditions to the Tender Offers have been either satisfied or waived by the Company at or prior to the Early Settlement Date. If the Company elects to have an Early Settlement Date, it will accept Securities validly tendered at or prior to the Early Tender Date. Irrespective of whether the Company chooses to exercise its option to have an Early Settlement Date, it will purchase any remaining Securities that have been validly tendered at or prior to the Expiration Date and accepted for purchase, subject to the Aggregate Tender Cap and subject to all conditions to the Tender Offers having been either satisfied or waived by the Company, promptly following the Expiration Date (the date of such acceptance and purchase, the “Final Settlement Date”). The Final Settlement Date is expected to occur on the second business day following the Expiration Date, assuming the conditions to the Tender Offers have been either satisfied or waived by the Company at or prior to the Expiration Date and outstanding Securities in an amount equal to the Aggregate Tender Cap are not purchased on the Early Settlement Date. The Tender Offers are subject to, and conditioned upon, the satisfaction or waiver of certain conditions described in the Offer to Purchase, including the completion of one or more offerings of senior notes by the Company of at least $1.0 billion aggregate principal amount, which the Company expects to use to finance or refinance certain new or existing green projects, assets or activities (the “Financing Condition”). The Company intends to fund the purchase price of all Securities accepted for payment in

For news releases, related materials and high-resolution photos and video, visit www.media.ford.com. the Tender Offers with cash on hand and other sources of liquidity, subject to the Aggregate Tender Cap. If the Financing Condition is not met, however, the Company expects to instead use cash on hand to finance or refinance such green projects, assets or activities. In that case, the Tender Offers may be canceled or reduced in size at the Company’s sole determination. Assuming $5 billion of bonds are tendered, Ford expects to incur a charge in the range of $1.0-1.2 billion for debt extinguishment. The final amount is dependent on market conditions and the specific bonds repurchased. The charge primarily represents a pull-ahead of interest obligations. As this item is not reflective of Ford’s ongoing operating activities, Ford expects to classify it as a special item in its fourth quarter results. Barclays Capital Inc., BofA Securities, Inc., Mizuho Securities USA LLC, Morgan Stanley & Co. LLC and RBC Capital Markets, LLC are acting as the dealer managers in the Tender Offers. Global Bondholder Services Corporation has been retained to serve as both the depositary and the information agent for the Tender Offers. Persons with questions regarding the Tender Offers should contact Barclays Capital Inc. at (collect) (212) 528-7581 or (toll free) (800) 438-3242, BofA Securities, Inc. at (collect) (980) 683-3215 or (toll free) (888) 292-0070 or (email) debt_advisory@bofa.com, Mizuho Securities USA LLC at (collect) (212) 205-7736 or (toll free) (866) 271-7403, Morgan Stanley & Co. LLC at (collect) (212) 761-1057 or toll free (800) 624-1808 or RBC Capital Markets, LLC at (collect) (212) 618-7843 or toll free (877) 381-2099. Requests for copies of the Offer to Purchase and other related materials should be directed to Global Bondholder Services Corporation at (toll free) (866)-924-2200 or (collect) (212) 430-3774. None of the Company, its board of directors or officers, the dealer managers, the depositary, the information agent or the trustee with respect to the Securities, or any of their respective affiliates, makes any recommendation that holders tender or refrain from tendering all or any portion of the principal amount of their Securities, and no one has been authorized by any of them to make such a recommendation. Holders must make their own decision as to whether to tender their Securities and, if so, the principal amount of Securities to tender. The Tender Offers are made only by the Offer to Purchase. This news release is neither an offer to purchase nor a solicitation of an offer to sell any Securities in the Tender Offers. The Tender Offers are not being made to holders of Securities in any jurisdiction in which the making or acceptance thereof would not be in compliance with the securities, blue sky or other laws of such jurisdiction. In any jurisdiction in which the Tender Offers are required to be made by a licensed broker or dealer, the Tender Offers will be deemed to be made on behalf of the Company by the dealer managers or one or more registered brokers or dealers that are licensed under the laws of such jurisdiction. This news release does not constitute an offer to sell, or the solicitation of an offer to sell, or the solicitation of an offer to buy any securities that may be issued pursuant to the transactions described above. Further, nothing contained herein shall constitute a notice of redemption of the Securities of any series. # # # About Ford Motor Company Ford Motor Company (NYSE: F) is a global company based in Dearborn, Michigan, that is committed to helping build a better world, where every person is free to move and pursue their dreams. The company’s Ford+ plan for growth and value creation combines existing strengths, new capabilities and always-on relationships with customers to enrich experiences for and deepen the loyalty of those customers. Ford designs, manufactures, markets and services a full line of connected, increasingly electrified passenger and commercial vehicles: Ford trucks, utility vehicles, vans and cars, and Lincoln luxury vehicles. The company is pursuing leadership positions in electrification, connected vehicle services and mobility solutions, including self-driving technology, and provides financial services through

For news releases, related materials and high-resolution photos and video, visit www.media.ford.com. Ford Motor Credit Company. Ford employs about 184,000 people worldwide. More information about the company, its products and Ford Motor Credit Company is available at https://corporate.ford.com/. Contacts: Fixed Income Media T.R. Reid Equity Investment Community Lynn Antipas Tyson Investment Community Karen Rocoff Shareholder Inquiries 1.800.555.5259 or 1.313.319.6683 1.914.485.1150 1.313.621.0965 1.313.845.8540 treid22@ford.com ltyson4@ford.com krocoff@ford.com stockinf@ford.com